Exhibit 99.1
QlikTech Announces Second Quarter 2010 Financial Results
• Total revenue of $51.1 million increases 56% compared to second quarter of 2009
• License Revenue of $32.5 million increases 62% compared to second quarter of 2009
RADNOR, Pennsylvania — Aug 19, 2010 — Qlik Technologies Inc. (“QlikTech”) (NASDAQ:QLIK), a provider of business intelligence software, today announced financial results for the three month period ended June 30, 2010.
Lars Björk, chief executive officer of QlikTech, stated, “We are pleased with QlikTech’s business momentum during the second quarter, which was highlighted by revenue growth of 56% compared to the second quarter of 2009. We saw strong demand across each of our major global regions, and business was well balanced across both new and existing customers as we executed against our land and expand strategy. This performance also contributed to a strong increase in our company’s operating profitability and margin.”
Björk added, “We are excited to have completed our company’s initial public offering, which marked a major milestone in QlikTech’s history. We believe our expanded resources and market awareness will further enhance our ability to realize the company’s long-term potential. QlikTech is redefining the business intelligence market, and creating a market opportunity with QlikView that we believe is much larger than that served by traditional BI vendors. Our ability to meet a previously unmet need in the market place is the result of the disruptive benefits of our product offering, which is faster to deploy, much easier to use, lower cost, and ultimately helps customers gain real-time insights into their critical business data that is not possible with alternative solutions.”
Financial Highlights for the Second Quarter Ended June 30, 2010
Total revenue for the second quarter of 2010 was $51.1 million, an increase of 56% from $32.8 million in the second quarter of 2009. License revenue was $32.5 million, an increase of 62% from $20.0 million in the second quarter of 2009. Maintenance revenue was $13.5 million, an increase of 43% from $9.5 million in the second quarter of 2009. Professional services revenue was $5.1 million, an increase of 53% from $3.3 million in the second quarter of 2009.
GAAP operating income for the second quarter of 2010 was $5.8 million, or 11.4% of revenue, an increase compared to a GAAP operating loss of ($2.7 million) for the second quarter of 2009. GAAP net income was $3.5 million, or $0.02 per common share on a diluted basis, an increase compared to a GAAP net loss of ($2.7 million), or ($0.17) per common share on a diluted basis, in the second quarter of 2009. GAAP net income (loss) includes a charge for the change in the fair value of warrants of $1.4 million for the second quarter of 2010 and $0.1 million for the second quarter of 2009. Beginning in the third quarter of 2010, QlikTech will no longer incur these charges due to the conversion of these preferred stock warrants to common stock warrants upon the effectiveness of its initial public offering.

Non-GAAP operating income, which excludes stock-based compensation, was $6.4 million, or 12.5% of revenue, for the second quarter of 2010, compared to a non-GAAP operating loss of ($2.3 million) for the second quarter of 2009. Non-GAAP net income was $3.9 million for the second quarter of 2010, compared to a non-GAAP net loss of ($2.3 million) for the second quarter of 2009. After accounting for the automatic conversion of QlikTech’s then outstanding shares of convertible preferred stock into 46.7 million shares of common stock and the issuance of 12.9 million shares of common stock as though the completion of the company’s initial public offering had occurred at the beginning of the period, non-GAAP income per common share on a diluted basis for the second quarter of 2010 was $0.05, compared to a non-GAAP loss per common share of ($0.03) on a diluted basis for the second quarter of 2009. Non-GAAP net income (loss) includes a charge for a change in the fair value of warrants of $1.4 million for the second quarter of 2010 and $0.1 million for the second quarter of 2009. Beginning in the third quarter of 2010, QlikTech will no longer incur these charges due to the conversion of these preferred stock warrants to common stock warrants upon the effectiveness of its initial public offering.
The tables at the end of this press release include a reconciliation of GAAP to non-GAAP income from operations and net income for the three and six months ended June 30, 2009 and 2010. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Cash and cash equivalents were $35.8 million on June 30, 2010, compared to $37.4 million on March 31, 2010. The cash balance on June 30, 2010 does not include approximately $120 million in net proceeds that were raised through the company’s initial public offering, which was completed on July 21, 2010.
Other Second Quarter and Recent Business Highlights:
•	Added over 1,400 new customers during the quarter to bring total customer count to over 15,000, up from over 11,000 customers at the end of the second quarter of 2009.
•	Revenue in the Americas was $15.8 million, up 84% over the prior year period and representing 31% of total revenue. European countries generated $31.9 million in revenue, up 46% over the prior year period and representing 62% of total revenue. Rest of World revenue was $3.4 million, up 45% over the prior year period and representing 7% of total revenue.
•	Launched QlikView Labs to capture ideas and focus research initiatives in a creative “sandbox” environment. QlikView Labs allows internal, partner and customer developers to prototype ideas as the preliminary phase of our product development process. In this environment, QlikTech will leverage both a hands-on development center and its virtual community organized through Qlik Community.
•	Announced the immediate availability of QlikView for iPad. This mobile, interactive enterprise business intelligence solution provides mobile professionals access to decision-critical information through Apple iPads’s native multi-touch interface. QlikView for iPad takes mobile business intelligence to a new level of touch-based interactivity, enabling freeform exploration of business data without the limits of static reporting.
Business Outlook
Based on information available as of August 19, 2010, QlikTech is issuing guidance for the third quarter and full year 2010 as follows:
Third Quarter 2010: The company expects total revenue for the third quarter to be in the range of $44.0 million to $47.0 million, non-GAAP operating income to be in the range of $4.0 million to $4.5 million and non-GAAP net income per diluted share to be in the range of $0.02 to $0.03. QlikTech’s expectations of non-GAAP net income per diluted share for the third quarter exclude stock-based compensation expense and assume a tax rate of 28% and weighted average shares outstanding of approximately 86 million.
Full Year 2010: The company expects 2010 total revenue to be in the range of $204.0 million to $207.0 million, non-GAAP operating income to be in the range of $29.0 million to $31.0 million and non-GAAP net income per diluted share to be in the range of $0.21 to $0.23. QlikTech’s expectations of non-GAAP net income per diluted share for the full year exclude stock-based compensation expense and assume a tax rate of 28% and weighted average shares outstanding of approximately 85 million.

Conference Call and Webcast Information
QlikTech will host a conference call on August 19, 2010, at 8:00 a.m. Eastern Time (ET) to discuss the company’s second quarter financial results and its business outlook. To access this call, dial 877-312-5507 (domestic) or 253-237-1134 (international). A replay of this conference call will be available until August 26, 2010 at 800-642-1687 (domestic) or 706-645-9291 (international). The replay pass code is 93016312. A live web cast of this conference call will also be available under the “Events & Presentations” section on the company’s investor relations website at http://investor.qlikview.com/, and a replay will be archived on the website as well.
Non-GAAP Financial Measures
To supplement the consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, QlikTech uses measures of non-GAAP operating income, non-GAAP net income and non-GAAP income or loss per share. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure, is presented in the financial tables below under the heading “Reconciliation of Non-GAAP Measures to GAAP” QlikTech believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing QlikTech’s on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing QlikTech’s financial results with other companies in QlikTech’s industry, many of which present similar non-GAAP financial measures to investors.
Non-GAAP operating income (loss) is determined by taking income or loss from operations and adding back non-cash stock-based compensation expense. Non-GAAP net income (loss) is determined by taking pretax income or loss and adding back non-cash stock-based compensation expense, and the result is tax affected at an estimated 28% tax rate. QlikTech believes this adjustment provides useful information to both management and investors. Non-GAAP income or loss per share is determined by taking Non-GAAP net income and adjusting the weighted average outstanding common share calculations for the automatic conversion of the convertible preferred stock and issuance of common stock in connection with the company’s initial public offering as if the offering had occurred at the beginning of each respective period.
This press release includes forward-looking non-GAAP financial measures under the heading “Business Outlook”. These non-GAAP financial measures include adjustments as discussed above. We are unable to reconcile this non-GAAP guidance to GAAP because it is difficult to predict the future impact of these adjustments.
The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in QlikTech’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of QlikTech presents its non-GAAP financial measures in connection with its GAAP results. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to their most directly comparable GAAP financial measure. As previously mentioned, a reconciliation of our historic non-GAAP financial measures to their most directly comparable GAAP measures has been provided below.

About QlikTech
QlikTech’s powerful, accessible business intelligence solution enables organizations to make better and faster decisions. Its QlikView product delivers enterprise-class analytics and search with the simplicity and ease of use of office productivity software. The in-memory associative search technology it pioneered makes calculations in real-time enabling business professionals to gain insight through intuitive data exploration. Unlike traditional business intelligence products, QlikView can deliver value in days or weeks rather than months, years, or not at all. It can be deployed on premise, in the cloud, or on a laptop or mobile device—from a single user to large global enterprises. QlikTech is headquartered in Radnor, Pennsylvania, with offices around the world and a network of over 1,100 partners to serve more than 15,000 customers in over 100 countries worldwide.
Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements regarding the value and effectiveness of QlikTech’s products, the introduction of product enhancements or additional products and QlikTech’s growth, expansion and market leadership, that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause QlikTech’s results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “plan,” “expects,” “anticipates,” “believes,” “goal,” “estimate,” “potential,” “may”, “will,” “might,” “could,” and similar words. QlikTech intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: risks and uncertainties inherent in our business; our ability to attract new customers and retain existing customers; our ability to effectively sell, service and support our products; our ability to manage our international operations; our ability to compete effectively; our ability to develop and introduce new products and add-ons or enhancements to existing products; our ability to continue to promote and maintain our brand in a cost-effective manner; our ability to manage growth; our ability to attract and retain key personnel; the scope and validity of intellectual property rights applicable to our products; adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which we operate; and other risks more fully described in QlikTech’s publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent QlikTech’s views as of the date of this press release. QlikTech anticipates that subsequent events and developments will cause its views to change. QlikTech undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing QlikTech’s views as of any date subsequent to the date of this press release.
Qlik and QlikView are trademarks or registered trademarks of QlikTech or its subsidiaries in the U.S. and other countries. iPad is a trademark of Apple, Inc. in the U.S. and other countries around the world.

Qlik Technologies Inc.
Consolidated Statements of Operations
(in thousands, except for share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2010	2009	2010
	(unaudited)		(unaudited)
Revenue:
License revenue	$20,045	$32,544	$34,804	$58,766
Maintenance revenue	9,478	13,519	17,447	26,588
Professional services revenue	3,322	5,067	6,998	9,541

Total revenue	32,845	51,130	59,249	94,895

Cost of revenue:
License revenue	614	1,178	1,201	1,857
Maintenance revenue	455	1,013	831	1,708
Professional services revenue	2,589	3,554	5,406	6,466

Total cost of revenue	3,658	5,745	7,438	10,031

Gross profit	29,187	45,385	51,811	84,864

Operating expenses:
Sales and marketing	23,214	27,751	42,776	53,164
Research and development	2,152	2,980	4,375	5,644
General and administrative	6,530	8,813	13,749	18,206

Total operating expenses	31,896	39,544	60,900	77,014

Income (loss) from operations	(2,709)	5,841	(9,089)	7,850

Other income (expense):
Interest expense, net	(218)	(185)	(381)	(443)
Change in fair value of warrants	(145)	(1,408)	(290)	(1,962)
Foreign exchange gain (loss) and other income, net	(508)	664	470	(698)

Total other expense, net	(871)	(929)	(201)	(3,103)

Income (loss) before benefit for income taxes	(3,580)	4,912	(9,290)	4,747

Benefit (provision) for income taxes	884	(1,374)	2,293	(1,328)

Net income (loss)	$(2,696)	$3,538	$(6,997)	$3,419

Net income (loss) per common share
Basic	$(0.17)	$0.02	$(0.44)	$0.02
Diluted	$(0.17)	$0.02	$(0.44)	$0.02

Weighted average number of common shares outstanding
Basic	16,118,189	17,222,001	16,055,753	17,035,083
Diluted	16,118,189	24,711,969	16,055,753	24,150,670
Stock-based compensation expense for the three and six months ended June 30, 2009 and 2010 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2010	2009	2010
	(unaudited)		(unaudited)

Cost of revenue	$19	$26	$38	$52
Sales and marketing	196	308	353	568
Research and development	23	21	31	42
General and administrative	168	194	324	387

	$406	$549	$746	$1,049

Qlik Technologies Inc.
Reconciliation of Non-GAAP Measures to GAAP
(in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2009	2010	2009	2010
	(unaudited)		(unaudited)
Reconciliation of Non-GAAP income (loss) from operations:

GAAP income (loss) from operations	$(2,709)	$5,841	$(9,089)	$7,850
Stock-based compensation expense	406	549	746	1,049

Non-GAAP income (loss) from operations	$(2,303)	$6,390	$(8,343)	$8,899

Non-GAAP income (loss) from operations as a percentage of total revenue	(7.0%)	12.5%	(14.1%)	9.4%
GAAP income (loss) from operations as a percentage of total revenue	(8.3%)	11.4%	(15.3%)	8.3%

Reconciliation of Non-GAAP net income (loss):

GAAP net income (loss)	$(2,696)	$3,538	$(6,997)	$3,419
Stock-based compensation expense	406	549	746	1,049
Income tax adjustment*	5	(154)	99	(293)

Non-GAAP net income (loss)	$(2,285)	$3,933	$(6,152)	$4,175

Non-GAAP net income (loss) per common share — basic	$(0.03)	$0.05	$(0.08)	$0.05

Non-GAAP net income (loss) per common share — diluted	$(0.03)	$0.05	$(0.08)	$0.05

GAAP net income (loss) per common share — basic	$(0.17)	$0.02	$(0.44)	$0.02

GAAP net income (loss) per common share — diluted	$(0.17)	$0.02	$(0.44)	$0.02

Non-GAAP weighted average number of common shares outstanding — basic**	75,719,613	76,823,425	75,657,177	76,636,507

Non-GAAP weighted average number of common shares outstanding — diluted**	75,719,613	84,313,393	75,657,177	83,752,094

GAAP weighted average number of common shares outstanding — basic	16,118,189	17,222,001	16,055,753	17,035,083

GAAP weighted average number of common shares outstanding — diluted	16,118,189	24,711,969	16,055,753	24,150,670

*	Income tax adjustment is used to adjust the GAAP provision (benefit) for income taxes to a non-GAAP provision for income taxes utilizing an estimated tax rate of 28%.

**	Reflects (a) the automatic conversion of the then outstanding shares of convertible preferred stock into 46,721,424 shares of common stock and (b) the issuance of 12,880,000 shares of common stock as though the completion of the initial public offering had occurred at the beginning of the respective periods, which result in the Company not applying the two-class method of Earnings Per Share as required under GAAP.

Qlik Technologies Inc.
Consolidated Balance Sheets
(in thousands)

	December 31,	June 30,
	2009	2010
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$24,852	$35,840
Accounts receivable, net	63,729	49,037
Prepaid expenses and other current assets	3,970	6,531
Deferred income taxes	810	810

Total current assets	93,361	92,218

Property and equipment, net	3,244	3,384
Intangible assets, net	417	458
Goodwill	1,308	2,648
Deferred income taxes	4,207	4,207
Deposits and other noncurrent assets	430	656

Total assets	$102,967	$103,571

Liabilities, convertible preferred stock, and stockholders’ deficit
Current liabilities:
Current portion of long-term debt	$3,022	$2,774
Line of credit	242	—
Income taxes payable	3,203	2,667
Accounts payable	5,232	4,253
Deferred revenue	35,575	35,524
Accrued payroll and other related costs	18,818	14,751
Accrued expenses	10,015	10,967
Stock warrant liability	2,425	2,042

Total current liabilities	78,532	72,978

Long-term liabilities
Long-term debt	3,777	2,081
Deferred taxes	326	383
Other long-term liabilities	3,322	3,100
Stock warrant liability	2,212	4,174

Total liabilities	88,169	82,716

Commitments and contingencies

Convertible preferred stock:
Series A convertible preferred stock	12,082	12,082
Series AA convertible preferred stock	11,819	11,819

Total convertible preferred stock	23,901	23,901

Stockholders’ equity deficit:
Common stock	2	2
Additional paid-in capital	5,743	9,021
Accumulated deficit	(13,383)	(9,964)
Accumulated other comprehensive loss	(1,465)	(2,105)

Total stockholders’ deficit	(9,103)	(3,046)

Total liabilities, convertible preferred stock and stockholders’ deficit	$102,967	$103,571

Qlik Technologies Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2009	2010
	(unaudited)
Cash flows from operating activities
Net income (loss)	$(6,997)	$3,419
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Non-cash interest expense, including amortization of debt discount	350	27
Depreciation and amortization	479	739
Stock-based compensation expense	746	1,049
Excess tax benefit from stock-based compensation	—	(656)
Provision for bad debts	585	273
Change in fair value of warrants	290	1,962
Unrealized foreign currency gain (loss), net	(90)	1,169
Changes in assets and liabilities:
Accounts receivable	6,912	10,148
Prepaid expenses and other assets	(4,983)	(1,068)
Other noncurrent assets	(19)	(277)
Accounts payable	(86)	(582)
Deferred revenues	2,030	2,932
Accrued expenses and other liabilities	2,264	(1,748)

Net cash provided by operating activities	1,481	17,387

Cash flows from investing activities
Acquisitions, net of cash acquired	—	193
Purchase of property and equipment	(721)	(1,074)

Net cash used in investing activities	(721)	(881)

Cash flows from financing activities
Borrowings (payments) on line of credit, net	510	(236)
Payments on long-term debt	(966)	(2,074)
Excess tax benefit from stock-based compensation	—	656
Payments for deferred offering costs	—	(1,769)
(Repurchase) proceeds from issuance of stock options	(439)	79
Proceeds from exercise of common stock options	263	872

Net cash used in financing activities	(632)	(2,472)

Effect of exchange rate on cash	364	(3,046)

Net increase in cash and cash equivalents	492	10,988

Cash and cash equivalents, beginning of period	14,800	24,852

Cash and cash equivalents, end of period	$15,292	$35,840

Supplemental cash flow information:
Cash paid during the period for interest	$44	$329

Cash paid during the period for income taxes	$212	$786

Non-cash investing activities:
Common stock issued for acquisition of business	$—	$622

Investor Contact:
Staci Mortenson
ICR
IR@qliktech.com
+1 (484) 685-0578
Media Contact:
Maria Scurry
Qlik Technologies
Maria.Scurry@qliktech.com
+1 (508) 409-7939
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